UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2011

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Tree.com, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 16, 2011 (the “Original Report”) relating to the Asset Purchase Agreement dated May 12, 2011 by and among the Company, Home Loan Center, Inc., LendingTree, LLC, HLC Escrow, Inc. and Discover Bank.  This Amendment amends the Original Report for the sole purpose of attaching Exhibit 2.4 in unredacted form in connection with the withdrawal of the Company’s application for confidential treatment with respect to such Exhibit 2.4.

Except as described above, no other changes have been made to the Original Report, and this Amendment does not modify or update any other information in the Original Report.  The Original Report should be read in conjunction with filings made by the Company with the SEC subsequent to the date of the Original Report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Asset Purchase Agreement dated May 12, 2011 by and among Tree.com, Inc., Home Loan Center, Inc., LendingTree, LLC, HLC Escrow, Inc. and Discover Bank (previously filed as an exhibit to the Original Report)

2.2	Form of Assignment and Assumption Agreement (previously filed as an exhibit to the Original Report)

2.3	Form of Bill of Sale (previously filed as an exhibit to the Original Report)

2.4	Escrow Agreement Terms

99.1	Form of Voting and Support Agreement of Douglas R. Lebda (previously filed as an exhibit to the Original Report)

99.2	Form of Voting and Support Agreement of Liberty Media Corporation (previously filed as an exhibit to the Original Report)

99.3	Form of Voting and Support Agreement of Second Curve, LLC (previously filed as an exhibit to the Original Report)

99.4	Press Release issued by Tree.com on May 12, 2011 (previously filed as an exhibit to the Original Report)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 12, 2011

TREE.COM, INC.

By:	/s/ Christopher R. Hayek
Christopher R. Hayek
Senior Vice President and Chief Accounting Officer

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